Exhibit 10.3

DEBT ACKNOWLEDGMENT NOTE

Indonesia Energy Corporation Limited, a limited liability company under the laws of the Cayman Islands, whose registered office is at the offices of Portcullis (Cayman) Ltd, The Grand Pavilion Commercial Centre, Oleander Way, 802 West Bay Road, P.O. Box 32052, Grand Cayman KY1-1208, Cayman Islands (hereinafter referred as the “Company”)

HEREBY CONFIRMS AND ACKNOWLEDGES TO

Maderic Holding Limited, a limited liability company incorporated under the laws of Hong Kong, whose registered office is at Room B, 17/F, Lockhart Centre, 301-307 Lockhart Road, Wanchai, Hong Kong (hereinafter referred as the “Shareholder”)

THAT

on the 30th day of June 2018 the Company entered into a Sale and Purchase of Shares and Receivables Agreement (the “Agreement”) with the Shareholder, giving rise to the Company’s indebtedness to the Shareholder in the amount of USD 21,150,000 (twenty-one million one hundred fifty thousand US Dollars) (the “Debt”) as of date hereof, which amount is due and owing and includes all accrued interest and other permitted charges to date.

Jakarta, 30th day of June 2018

Indonesia Energy corporation Limited

/s/ James Jerry Huang
Signed by James Jerry Huang
Director